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                                                                   Exhibit 23.04


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consent to incorporation by reference in the Annual Report on Form 10-KSB dated February 25, 2002, of our independent auditors' report dated December 2, 1999, relating to the consolidated balance sheets of Strandtek International, Inc. and Subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of loss, changes in capital deficiency, and cash flows for the years ended September 30, 1999 and 1998.



Dated:  February 25, 2002



                                       /s/ HARPER, VAN SCOIK & COMPANY, LLP